UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2021
Date of Report (Date of earliest event reported)
TELOS CORPORATION
(Exact name of registrant as specified in its charter)
Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 31, 2021, Telos Corporation (the “Company”) and certain existing stockholders of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., BMO Capital Markets Corp. and Needham & Company, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale in a public offering of 1,243,066 shares of the Company’s common stock, par value $0.001 per share, by the Company and the sale of 6,662,073 shares of the Company's common stock by the Selling Stockholders. The price to the public in the offering is $33.00 per share and the Underwriters have agreed to purchase the shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $31.515 per share. In addition, the Company and the Selling Stockholders granted the Underwriters a 30-day option to purchase up to 1,185,770 shares of the Company’s common stock at the public offering price, less the underwriting discounts and commissions. The Company will not receive any of the proceeds from the shares of common stock sold by the Selling Stockholders. The closing of the offering is expected to occur on April 6, 2021.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.
The offering is being made pursuant to the Company’s effective registration statement on Form S-3ASR (Registration Statement No. 333-254914), previously filed with the Securities and Exchange Commission (“SEC”), and a related prospectus and prospectus supplement. A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
A copy of the opinion of Miles & Stockbridge P.C. relating to the legality of the issuance and sale of the shares in the offering is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated by reference herein.

Statements contained in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as the Company’s expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company’s future results include: the seasonality of U.S. government purchasing; the Company’s dependence on the U.S. government for a significant portion of its sales and related negative effects associated with a change in U.S. government spending; the Company’s dependence on various third parties and their infrastructure when providing its services and solutions; statements regarding the Company’s U.S. government contracts and their various bidding processes and sales and implementation cycles; statements regarding the Company’s compliance with various privacy regulations; risks associated with the growth of the Company’s business in new commercial markets and other channels; real or perceived errors, failures, defects or bugs in the Company’s solutions; the effect of COVID-19 on the Company’s future operations, financial condition and its ability to execute on business or contract opportunities, including the TSA PreCheck(TM) enrollment program; the fluctuation of the Company’s quarterly results; conflicts of interests among the Company’s Board of Directors, executive officers and significant stockholders; future sales of the Company’s common stock on the public market; provisions in the Company’s organizational documents and agreements with third parties that could delay or prevent a change of control; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.
Item 9.01.          Financial Statements and Exhibits
Exhibit No.	Description
1.1	Underwriting Agreement, between the Company, the Selling Stockholders and B. Riley Securities, Inc., BMO Capital Markets Corp. and Needham & Company, LLC, as representatives, dated March 31, 2021.

5.1	Opinion of Miles & Stockbridge P.C.

23.1	Consent of Miles & Stockbridge P.C. (incorporated in Exhibit 5.1)

S I G N A T U R E S
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer

Date: April 1, 2021